UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5, 2017, Marina Biotech, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Post-Effective Amendment No. 4 to Form S-3 on Form S-1 with respect to registration statement nos. 333-168447 and 333-175769 (the “Post-Effective Amendment”) to maintain the registration of the issuance of shares of the common stock of the Company (“Common Stock”) to the holders of certain warrants to purchase shares of Common Stock that were issued in connection with the underwritten public offerings of common stock and warrants that the Company conducted in February 2011 (the “February 2011 Offering”) and May 2011 (the “May 2011 Offering”).

The Post-Effective Amendment was declared effective by the SEC on May 15, 2017. Since that time, warrants to purchase up to 609,440 shares of Common Stock that were issued in the May 2011 Offering have been exercised, at an exercise price of $0.28, resulting in gross proceeds to the Company of approximately $170,000. All of the warrants issued in the May 2011 Offering expired by their terms on May 22, 2017.

Following the expiration of all of the warrants issued in the May 2011 Offering, the only warrants the exercise of which are covered by the Post-Effective Amendment are warrants to purchase up to 111,308 shares of Common Stock having an exercise price of $8.00 per share that were issued in the February 2011 Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

May 24, 2017	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	Chief Executive Officer